Exhibit 99.1

VSee Lab, Inc.

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Three Months Ended

March 31, 2024 and 2023

VSEE LAB, INC.

FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023

VSEE LAB, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$689,280	$118,734
Accounts receivable, net	627,395	628,480
Prepaids and other current assets	102,325	79,920
Total current assets	1,419,000	827,134

Fixed assets, net	11,779	3,657
Total assets	$1,430,779	$830,791

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$1,819,512	$1,824,408
Deferred revenue	1,371,527	802,524
Due to related party	338,218	338,506
Due on share purchase	135,000	135,000
Contingent liability	600,000	600,000
Loan payable, related party, net of discount	330,000	323,000
Note payable, net of discount	220,000	220,000
Total liabilities	4,814,257	4,243,438

Commitments and contingencies (Note 4)

Stockholders' deficit
Preferred stock, $0.0001 par value, 1,701,715 shares authorized;
Series A: 371,715 shares authorized, issued and outstanding	37	37
Series A-1: 1,330,000 shares authorized, and 1,228,492 issued and outstanding	123	123
Common stock, $0.0001 par value; 18,000,000 shares authorized 9,998,446 shares issued and outstanding	1,000	1,000
Additional paid in capital	6,026,457	6,026,457
Accumulated deficit	(9,117,796)	(9,114,985)
Non-controlling interest	(293,299)	(325,279)
Total stockholders' deficit	(3,383,478)	(3,412,647)
Total liabilities and stockholders' deficit	$1,430,779	$830,791

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VSEE LAB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023 (UNAUDITED)

	For the Three Months Ended March 31,
	2024	2023
Revenues
Subscription fees	$1,005,202	$1,161,191
Professional services and other fees	327,843	259,390
Technical engineering Fees	162,950	175,687
Total Revenue	1,495,995	1,596,268
Cost of goods sold	386,253	575,322
Gross margin	1,109,742	1,020,946

Operating expenses
Compensation and related benefits	893,577	1,335,552
General and administrative	151,348	281,253
Transaction expenses	26,338	41,286
Total operating expenses	1,071,263	1,658,091

Net operating profit (loss)	38,479	(637,145)

Other income (expenses):
Interest expense	(9,310)	(47,402)
Other income	-	19,616
Change in fair value on embedded derivative	-	26,069
Total other expenses	(9,310)	(1,717)

Income (loss) before income taxes	29,169	(638,862)

Income tax benefit	-	182,843

Net income (loss)	29,169	(456,019)
Net income (loss) attributable to non-controlling interest	$31,980	$(4,767)
Net loss attributable to stockholders	$(2,811)	$(451,252)

Basic and diluted loss per share	$(0.00)	$(0.05)
Weighted average number of shares outstanding, basic and diluted income	9,998,446	9,998,446

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VSEE LAB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT (UNUADITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024

	Series A Preferred Stock		Series A-1 Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Non: controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Total
Balance, December 31, 2023	371,715	$37	1,228,492	$123	9,998,446	$1,000	$6,026,457	$(9,114,985)	$(325,279)	$(3,412,647)

Net loss	-	-	-	-	-	-	-	(2,811)	-	(2,811)

Non-controlling interest	-	-	-	-	-	-	-	-	31,980	31,980

Balance, March 31, 2024	371,715	$37	1,228,492	$123	9,998,446	$1,000	$6,026,457	$(9,117,796)	$(293,299)	$(3,383,478)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VSEE LAB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT (UNUADITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2023

	Series A Preferred Stock		Series A-1 Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Non - controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Total
Balance, December 31, 2022	371,715	$37	1,228,492	$123	9,998,446	$1,000	$6,026,457	$(5,666,895)	$(362,755)	$(2,033)

Net loss	-	-	-	-	-	-	-	(451,252)	-	(451,252)

Non-controlling interest	-	-	-	-	-	-	-	-	(4,767)	(4,767)

Balance, March 31, 2023	371,715	$37	1,228,492	$123	9,998,446	$1,000	$6,026,457	$(6,118,147)	$(367,522)	$(458,052)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VSEE LAB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023 (UNAUDITED)

	For the Three Months Ended March 31,
	2024	2023
Net income (loss)	$29,169	$(456,019)
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Amortization of discount on note payable	7,000	25,386
Change in fair value on embedded derivative	-	(26,069)
Provision for bad debt	9,201	18,308
Depreciation expense	618	47
Changes in working capital requirements:
Accounts receivable	(8,116)	(92,933)
Prepaids and other current assets	(22,405)	16,150
Deferred tax asset	-	(182,841)
Accounts payable and accrued liabilities	(4,896)	408,549
Deferred revenue	569,003	(129,418)
Due to related party	(288)	65,524
Net cash from operating activities	579,286	(353,316)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(8,740)	(1,690)
Net cash from financing activities	(8,740)	(1,690)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable	-	200,000
Proceeds from loan payable, related party	-	120,000
Net cash from financing activities	-	320,000

NET CHANGE IN CASH AND CASH EQUIVALENTS	570,546	(35,006)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	118,734	230,664
CASH AND CASH EQUIVALENTS, END OF PERIOD	$689,280	$195,658

Supplemental disclosure of cash flow information
Cash paid for interest expense	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VSEE LAB, INC.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1	Organization and Description of Business

VSee Lab, Inc. was incorporated on December 23, 2010 under the laws of the State of Delaware. ThisAmericanDoc, Inc. (“TAD”), a majority owned subsidiary, was incorporated on December 27, 2016, in the State of Delaware. VSee Lab, Inc. and TAD (collectively, the “Company”, “VSee”) are one of the leading providers of virtual healthcare platform services with a focus on high quality, lower costs, and improved outcomes around the world with its integrated platform. The Company is committed to creating a telemedicine experience that’s as simple and accessible as shopping online by providing an advanced, no code, low code telemedicine platform to integrate seamlessly across channels, other existing platforms, and healthcare devices for any virtual care delivery model. The Company is a health services technology company that is responding to the need for rapid, effective system integration within healthcare. The Company operates as a single operating and reportable segment.

Note 2	Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). Certain information or footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The condensed consolidated financial statements include the accounts of VSee Lab, Inc. and its 53.8% partially owned subsidiary, TAD. The accompanying condensed consolidated financial statements reflect adjustments (including normal, recurring adjustments) necessary to present fairly the financial position of the Company as of March 31, 2024, its results of operations, changes in stockholders' deficit, and statements of cash flows for the three months ended March 31, 2024 and 2023, in conformity with U.S. GAAP.

Use of Estimates

The preparation of the Company’s condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts stated in the condensed consolidated financial statements and accompanying notes. These judgments, estimates, and assumptions are used for, but not limited to, the determination of revenue recognition, allowance for doubtful accounts, and income taxes.

The Company bases its estimates and judgments on historical experience and on various other assumptions that it believes are reasonable under the circumstances. However, future events are subject to change and best estimates and judgments routinely require adjustment. Actual results could differ from those estimates.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax basis and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. The Company’s federal tax return and any state tax returns are not currently under examination.

The Company has adopted Accounting Standards Codification (“ASC”) 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”). ASC 606 establishes a principle for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. The core principle of ASC 606 is to recognize revenue to depict the transfer of promised goods or services to clients in an amount that reflects the consideration the entity expects to be entitled in exchange for those goods or services.

The Company determines revenue recognition in accordance with ASC 606, through the following five steps:

1) Identify the contract with a customer

The Company considers the terms and conditions of its contracts and the Company’s customary business practices in identifying its contracts under ASC 606. The Company determines it has a contract with a customer when the contract has been approved by both parties, it can identify each party’s rights regarding the services to be transferred and the payment terms for the services, it has determined the customer to have the ability and intent to pay, and the contract has commercial substance. The Company applies judgment in determining the customer’s ability and intent to pay, which is based on a variety of factors, including the customer’s payment history or, in the case of a new customer, credit and financial information pertaining to the customer.

Contractual terms for subscription services are typically 12 months. Contracts are cancellable with a 30-day notice period and customers are billed in annual, quarterly, or monthly installments in advance of the service period of the subscription. The Company is not required to refund any prorated prepayment fees invoiced to cover services that were provided.

2) Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. The Company’s contracts typically contain cancellation clauses with advance notice; therefore, the Company does not believe that they have any material outstanding commitments for future revenues beyond one year from the end of a reporting period.

The Company treats each subscription to a specific module as a distinct performance obligation because each module is capable of being distinct as the customer can benefit from the subscription to each module on its own and each subscription can be sold standalone.

Furthermore, the subscriptions to individual modules are distinct in the context of the contract as (1) the Company is not integrating the services with other services promised in the contract into a bundle of services that represent a combined output, (2) the subscriptions to specific modules do not significantly modify or customize the subscription to another module, and (3) the specific modules are not highly interdependent or highly interrelated. The subscription to each module is treated as a series of distinct performance obligations because it is distinct and substantially the same, satisfied over time, and has the same measure of progress.

3) Determine the transaction price

The transaction price is determined based on the consideration the Company expects to be entitled to in exchange for transferring services to the customer. Under the contracts, the clients pay a fixed rate per user per subscription service. Prior to the start of a contract, clients generally make upfront nonrefundable payments to the Company when contracting for implementation services.

The contract pricing is fixed and stated in the arrangements based on the work to be performed by the Company and represents the amount the Company is entitled to for delivering such goods and services. The quoted fees per promise and performance obligation are based on the most likely amount method for what the Company expects to collect.

4) Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative stand-alone selling price (“SSP”). The determination of a SSP for each distinct performance obligation requires judgment. The Company believes the quoted transaction prices in the customer contracts represent the stand alone selling prices for each of the separate performance obligations that are distinct and priced separately within the contract.

5) Recognize revenue when or as the Company satisfies a performance obligation

Revenue is recognized when or as control of the promised goods or service is transferred to the customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. Subscriptions represent a series of distinct goods or services because the performance obligations are satisfied over time as customers simultaneously receive and consume the benefits related to the services as the Company performs. In the case of module specific subscriptions, a consistent level of service is provided during each monthly period of subscription to the Company’s platform. The Company commences revenue recognition when the customer is provided with platform subscription for the initial monthly period and revenue is recognized over time as a consistent level of subscription service during the subsequent period is delivered. The Company’s obligation for its integrated subscriptions is to stand-ready throughout the subscription period; therefore, the Company considers an output method of time to measure progress towards satisfaction of its obligations with revenue commencing upon the beginning of the subscription period.

Upfront nonrefundable fees do not result in the transfer of a promised good or service to the client, therefore, the Company defers this revenue and recognizes it over the subscription period of the customer contract. Deferred revenue consists of the unamortized balance of nonrefundable upfront fees which are classified as current and non-current based on the timing of when the Company expects to recognize revenue.

Cost of Revenue

Cost of revenue consists primarily of expenses related to cloud hosting, personnel-related expenses for the Company’s customer success team, costs for third-party software services and contractors, and other services used in connection with delivery and support of the Company’s platform subscription services.

Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses since inception and historically has had negative operating cash flows. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The continuation of the Company's business is dependent upon its ability to achieve profitability and positive cash flows and, pending such achievement, future issuances of equity or other financings to fund ongoing operations. These condensed consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classifications of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Transaction Expenses

On June 15, 2022, the Company entered into a business combination agreement with Digital Health Acquisition Company (“DHAC”), a Delaware blank check company established for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business transaction with one or more businesses or entities, referred to as “targets.” On October 6, 2022, the business combination agreement was amended, and the Special Purchase Acquisition Company public offering transaction is ongoing. During the three months ended March 31, 2024 and 2023, the Company incurred transaction expenses related to the business combination of $26,338 and $41,286, respectively, for professional fees, including legal, taxation, business consulting, and audit services.

Net Income (Loss) Per Common Share

The Company computes income (loss) per common share, in accordance with ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants. No potential dilutive common shares are included in the computation of any diluted per share amount when a loss is reported. The Company’s potential dilutive shares, which include preferred shares convertible into common stock have not been included in the computation of diluted net loss per share for the quarters ended March 31, 2024 and 2023 as the result would be anti-dilutive. The total shares excluded from the calculation total 3,894,996.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of acquisition to be cash equivalents. The Company maintains its cash balances with commercial banks in non-interest-bearing accounts, which do not exceed the FDIC insured limits. Cash and cash equivalents include cash held in checking and savings accounts. The carrying amount of its cash equivalents approximates their fair value due to the short maturities of these instruments.

Accounts Receivable and Credit losses

The Company carries its accounts receivable at net realizable value. The Company maintains an allowance for doubtful accounts for the estimated losses resulting from the inability of the Company’s clients to pay their invoices. Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-13, Credit Losses - Measurement of Credit Losses on Financial Instruments ("ASU 2016-13"), which requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. As of March 31, 2024 and December 31, 2023, respectively, the allowance for doubtful accounts was $32,457. As of March 31, 2024 and 2023, the Company recognized $9,201 and $18,308 of bad debt expenses.

8

Prepaid Assets

Prepaid assets are costs that have been paid but are not yet used up or have not yet expired. As the amount expires, the current asset is reduced, and the amount of the reduction is reported as an expense on the condensed consolidated statements of operations.

Fair Value Measurements

ASC Topic 820, Fair Value Measurements, clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

Fair Value of Financial Instruments

ASC subtopic 825-10, Financial Instruments ("ASC 825-10") requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities as reflected in the condensed consolidated balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the condensed consolidated financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the condensed consolidated statements of operations. Derivative assets and liabilities are classified in the condensed consolidated balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the condensed consolidated balance sheet date. FASB ASC 470-20, “Debt with Conversion and Other Options” addresses the allocation of proceeds from the issuance of debt into its debt and embedded derivative components.

Fixed Assets

Fixed Assets are recorded at historical cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the respective assets. During the three months ended March 31, 2024, the Company purchased office and medical equipment, which is being depreciated over a three-year useful life.

Original issue discount on Debt

When the Company issues notes payable with a face value higher than the proceeds it receives, it records the difference as a debt discount and amortizes the discount as interest expense over the life of the underlying note payable.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which will require the Company to disclose specified additional information in its income tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. ASU 2023-09 will also require the Company to disaggregate its income taxes paid disclosure by federal, state and foreign taxes, with further disaggregation required for significant individual jurisdictions. ASU 2023-09 will become effective for annual periods beginning after December 15, 2024. The Company is still reviewing the impact of ASU 2023-09. Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.

Note 3	Equity

Preferred Stock

The Company has two outstanding series of redeemable preferred stock. The Company has 1,701,715 shares of preferred stock authorized with a par value of $0.0001. The Company has allocated 371,715 shares for Series A preferred, and 1,330,000 shares for Series A-1 preferred.

Series A Preferred Stock

The Series A Preferred has the following rights and privileges:

Voting – Series A preferred stockholders are permitted to vote with the same voting rights as common stockholders in any actions to be taken by the stockholders of the Corporation, including any action with respect to the election of directors to the Board of Directors of the Corporation.

Dividend – Series A preferred stockholders shall be entitled to receive non-cumulative dividends when and if declared at the annual rate of $0.0484 per share for Series A preferred stock, payable quarterly. Dividends are prior and in preference to any declaration or payment of any dividend to the common stockholders of the Company.

Liquidation – In the event of any liquidation, dissolution or winding-up of the Company, the Series A preferred stockholders are entitled to distributions equal to their initial purchase price per share plus accrued and unpaid dividends (all amounts are prior and in preference to any distribution of any assets to the holders of the other series of preferred stock and common stock).

Conversion – Series A preferred stock is convertible into common stock at the option of the holder, at the rate of $0.6053 per share, except for mandatory conversion upon the earlier of an initial public offering or the date specified by written consent or agreement with majority stockholders. Upon conversion, all shares of Series A preferred stock would be converted automatically into a number of shares of common stock as determined by multiplying the number of shares of Series A preferred stock to be so converted by the Series A Original Issue Price and dividing the result by the applicable conversion price of $0.6053 per share.

Series A-1 Preferred Stock

The Series A-1 Preferred has the following rights and privileges:

Voting – Series A-1 preferred stockholders are permitted to vote with the same voting rights as common stockholders in any actions to be taken by the stockholders of the Corporation, including any action with respect to the election of directors to the Board of Directors of the Corporation.

Dividend – Series A preferred stockholders shall be entitled to receive non-cumulative dividends if and when declared at the annual rate of $0.239 per share for Series A-1 preferred stock, payable quarterly. Dividends are prior and in preference to any declaration or payment of any dividend to the common stockholders of the Company.

Liquidation – In the event of any liquidation, dissolution or winding-up of the Company, the Series A-1 preferred stockholders are entitled to distributions equal to their initial purchase price per share plus accrued and unpaid dividends (all amounts are prior and in preference to any distribution of any assets to the holders of the other series of preferred stock and common stock).

Conversion – Series A-1 preferred stock is convertible into common stock at the option of the holder, at the rate of $2.9874 per share, except for mandatory conversion upon the earlier of an initial public offering or the date specified by written consent or agreement of the majority stockholders. Upon conversion, all shares of Series A-1 preferred stock would be converted automatically into a number of shares of common stock as determined by multiplying the number of shares of Series A-1 preferred Stock to be so converted by the Series A-1 Original Issue Price and dividing the result by the applicable conversion price of $2.9874 per share.

Note 4	Commitments Contingencies and Concentration Risk

Contingencies

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450, Contingencies. Litigation and contingency accruals are based on the Company’s assessment, including advice of legal counsel, regarding the expected outcome of litigation or other dispute resolution proceedings. If the Company determines that an unfavorable outcome is probable and can be reasonably assessed, it establishes the necessary accruals.

The Company has a reseller agreement with a vendor to generate revenue opportunities in the international market. As of March 31, 2024 and December 31, 2023, the Company has an unpaid commitment of $382,765 and $410,233, respectively, on this contract.

The commitment is not reflected in the condensed consolidated financial statements as the commitment is due and payable once revenues are generated under the reseller agreement. The Company entered into the reseller agreement to generate market share in the international market, and payments are based on revenues generated by the reseller.

On November 21, 2023, the Company entered into a Securities Purchase Agreement (“SPA”) with an accredited investor to purchase 300,000 shares of common stock from the Company at $2 per share in exchange for the principal amount (excluding the original issue discount of $66,667) of $600,000 of the Company’s Bridge Note, effective immediately prior to the consummation of the Business Combination. The SPA was entered into concurrently with an Exchange Agreement on November 21, 2023. Refer to Note 9.

On February 13, 2024, the Company amended the November 21, 2023, “SPA” with the accredited investor. Under the amended SPA, in connection with the Business Combination, VSee Health will assume the contingent liability. Under the amended SPA, the accredited investor will purchase from VSee Health 300,000 shares of the common stock at $2 per share in exchange for the contingent liability of $600,000.

Indemnities

The Company generally indemnifies its customers for the services it provides under its contracts, as well as other specified liabilities, which may subject the Company to indemnity claims, liabilities, and related litigation. As of March 31, 2024 and December 31, 2023, the Company was not aware of any material asserted or unasserted claims in connection with these indemnity obligations.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to credit risk concentrations consist of cash and cash equivalents and accounts receivables. The Company maintains all of its cash and cash equivalents in commercial depository accounts, insured by the Federal Deposit Insurance Corporation (“FDIC”). At times, cash deposits may exceed federally insured limits.

Major Customer Concentration

The Company has five customers whose accounts receivable represented 81% and 76% of the Company’s total accounts receivable as of March 31, 2024 and December 31, 2023, respectively.

The Company has one customer whose revenue accounted for approximately 13% of the Company’s total revenue for the three months ended March 31, 2024. The Company has two customers whose revenue accounted for approximately 21% of the Company’s total revenue for the three months ended March 31, 2023.

Note 5	Fixed Assets

The components of fixed assets are summarized below:

	March 31,	December 31,
	2024	2023
Office equipment	$5,932	$3,335
Medical equipment	7,143	1,000
	13,075	4,335
Less accumulated depreciation	(1,296)	(678)
Fixed Assets, net	$11,779	$3,657

During the three months ended March 31, 2024, the Company purchased office and medical equipment with a useful life of 3 years. Depreciation expense totaling $618 and $47 was recorded during the three months ended March 31, 2024 and 2023, respectively.

Note 6	Related Party

During the year ended December 31, 2022, a related party provided $127,710 of cash, which will be used for future operating expenses. During the three months ended March 31, 2024 and the year ended December 31, 2023, a related party paid $0 and $192,184 of the Company’s operating expenses, respectively. The balance due to the related party as of March 31, 2024 and December 31, 2023 was $338,218 and $338,506, respectively. The above amounts and transactions are not necessarily what third parties would agree to.

During the year ended December 31, 2022, the Company received a loan of $110,000 from the CEO for advanced cash and paid operating expenses on behalf of the Company. On March 29, 2023, the Company revised the terms of the loan to a 10.00% original issue discount promissory note with a principal balance of $121,000 from the CEO for advanced cash and paid operating expenses on behalf of the Company. Notes payable issued with a face value higher than the proceeds received are recognized as a debt discount and is amortized as interest expense over the life of the underlying note payable. The promissory note matured on June 27, 2023. Interest is accrued monthly at the annual fixed rate of 12.00%, with principal and interest due upon maturity. The note has a default interest rate of 26% from the default date. As of March 31, 2024 and December 31, 2023, the related party promissory note net of unamortized debt discount was $121,000. The Company recognized $0 of amortized debt discount and $0 in accrued interest for the three months ended March 31, 2024. The Company recognized $367 of amortized debt discount and $121 in accrued interest for a total interest expense of $488 for the three months ended March 31, 2023. The Company had $17,930 in accrued interest as of March 31, 2024 and December 31, 2023, respectively, which is included within accounts payable and accrued liabilities on the condensed consolidated balance sheets. The above amounts and transactions are not necessarily what third parties would agree to.

On March 29, 2023, the Company received a 10.00% original issue discount promissory note with a principal balance of $132,000 from the CEO for advanced cash and paid operating expenses on behalf of the Company. Notes payable issued with a face value higher than the proceeds received are recognized as a debt discount and amortized as interest expense over the life of the underlying note payable. The promissory note matured on June 27, 2023. Interest is accrued monthly at the annual fixed rate of 12.00%, with principal and interest due upon maturity. The note has a default interest rate of 26% from the default date. As of March 31, 2024 and December 31, 2023, the related party promissory note net of unamortized debt discount was $132,000. The Company recognized $0 of amortized debt discount and $0 in accrued interest for the three months ended March 31, 2024. The Company recognized $400 of amortized debt discount and $132 in accrued interest for a total interest expense of $532 for the three months ended March 31, 2023. The Company had $21,120 in accrued interest as of March 31, 2024 and December 31, 2023, which is included within accounts payable and accrued liabilities on the condensed consolidated balance sheets. The above amounts and transactions are not necessarily what third parties would agree to.

On December 26, 2023, the Company received a 10.00% original issue discount promissory note with a principal balance of $77,000 from the CEO for advanced cash and paid operating expenses on behalf of the Company. Notes payable issued with a face value higher than the proceeds received are recognized as a debt discount and amortized as interest expense over the life of the underlying note payable. The promissory note matures on March 28, 2024. Interest is accrued monthly at the annual fixed rate of 12.00%, with principal and interest due upon maturity. The note has a default interest rate of 26% from the default date. As of March 31, 2024 and December 31, 2023, the related party promissory note net of unamortized debt discount was $77,000 and 70,000, respectively. The Company recognized $7,000 of amortized debt discount and $2,310 in accrued interest for a total interest expense of $9,310 for the three months ended March 31, 2024. The Company had $9,310 and $0 in accrued interest as of March 31, 2024 and December 31, 2023, which is included within accounts payable and accrued liabilities on the condensed consolidated balance sheets. The above amounts and transactions are not necessarily what third parties would agree to.

Note 7	Simple Agreement for Future Equity

On August 1, 2023, the Company entered into a Simple Agreement for Future Equity (“SAFE”) with a purchase price of $135,000. The SAFE is considered a mandatorily redeemable financial instrument under ASC 480-10-15-8. Per section 1 (a) of the SAFE “If there is an Equity Financing before the termination of this Safe, on the initial closing of such Equity Financing, this Safe will automatically convert into the greater of: (1) the number of shares of Standard Preferred Stock equal to the Purchase Amount divided by the lowest price per share of the Standard Preferred Stock; or (2) the number of shares of Safe Preferred Stock equal to the Purchase Amount divided by the Safe Price”. The fixed monetary amount known at inception (i.e., “Purchase Amount” of $135,000) embodies an obligation that the issuer must or may settle by issuing a variable number of shares, based on the safe price which is defined as “Safe Price” means the price per share equal to the Post-Money Valuation Cap divided by the Company Capitalization.” Since the capitalization can change through the termination events, the shares to be issued can vary. The SAFE may require the issuer to redeem the instrument for cash upon a change of control. The SAFE is classified and recorded as a liability under ASC 480-10-25-8 because a change of control is an event that is considered not under the sole control of the issuer.

Note 8	Income Taxes

The components of income tax expense for the three months ended March 31 were as follows:

	March 31,	March 31,
	2024	2023
Income (loss) before taxes	$29,169	$(456,019)
Expected United States income tax (expense) benefit at a statutory rate of 21%	$(6,125.49)	$137,171
Expected State income tax (expense) benefit at a statutory rate of 0% and 8.84% at March 31, 2024 and 2023, respectively	-	45,672
Valuation allowance	6,125.49	-
Total income tax benefit	$-	$182,843

For the three months ended March 31, 2024, the Company recorded income tax benefit of $0 for continuing operations. The effective tax rate of 0% for the three months ended March 31, 2024 varied from the statutory United States federal income tax rate of 21.0% primarily due to the effect of state income taxes, net of the federal benefit, and adjustments for meals and entertainment and changes in valuation allowance. The Company recognizes income tax benefits from uncertain tax positions where the realization of the ultimate benefit is uncertain. As of March 31, 2024, the Company has no unrecognized income tax benefits.

Note 9	Note Payable

The following is a summary of notes payable as of March 31, 2024 and December 31, 2023:

	March 31,	December 31,
Notes Payable	2024	2023
Note payable issued January 12, 2023 (Face Value: $220,000)	$220,000	$220,000
Total note payable and line of credit	$220,000	$220,000

As of March 31, 2024, the Company had no required principal payments on its notes payable.

Notes Payable

On October 6, 2022, in connection with the execution of a Business Combination Agreement, the Company entered into a securities purchase agreement (“The Agreement”) with an accredited investor (“Holder”), issued and sold to such investor a 10.00% original issue discount senior secured promissory notes due October 5, 2023, in the aggregate principal amount of $2,222,222 (the “Bridge Notes”). $666,667 of the Bridge Note was allocated to the Company. The Company received cash proceeds of $600,000 from the note.

Concurrently with the execution of the Business Combination Agreement, on October 6, 2022, Digital Health Acquisition Company (‘DHAC”) entered into an Amended and Restated Securities Purchase Agreement (the “PIPE Securities Purchase Agreement”) with certain investors (the “PIPE Investors”). If the PIPE Financing closes in connection with the closing of the Business Combination, 110% if paid after 90 days of the original issue date, 100% if before 90 days under the Bridge Notes and guaranteed interest of 10% are due and payable at the closing of the PIPE Financing.

The Bridge Note has a mandatory default payment of 125% of the sum of the outstanding principal and all accrued interest unpaid and all other amounts, costs, fees (including Late Fees), expenses, indemnification and liquidated and other damages and other obligations due to the Holder. Notes payable issued with a face value higher than the proceeds it receives is recognized as a debt discount and is amortized as interest expense over the life of the underlying note payable. The Agreement includes a mandatory prepayment that upon the closing of the Business Combination under the Business Combination Agreement, the Company shall repay the note in its entirety to the Holder in an amount equal to the mandatory prepayment Amount.

The Company reviewed the contingent early repayment option granted in the Bridge Note under ASC 815 and concluded that as a result of the significant discount granted in the note, the contingent mandatory repayment provision is therefore considered an embedded derivative. Accordingly, in accordance with ASC 470-20, the Company allocated the Bridge Note proceeds between the Bridge Note and the Embedded Early Mandatory Repayment option, using the residual method by allocating the principal first to fair value of the embedded derivative and then to the debt. Accordingly, the fair value of the embedded derivative at issuance was $208,803 and the residual value of $457,864 was allocated to the principal balance of the note. (see Note 10. Fair Value Measurements for additional disclosure on the derivative).

On October 5, 2023 the Company defaulted on the Bridge Note and accordingly the default provisions were allocated and applied resulting in the triggering of a 125% mandatory default penalty, a 10% late fee and default interest from the date of default of 24% resulting in default interest expense of $383,790 during the year ended December 31, 2023.

An Exchange Agreement (this “Agreement”) was dated as of November 21, 2023, between Digital Health Acquisition Corp., a Delaware corporation (“DHAC”), VSee Lab, Inc., a Delaware corporation (“VSee”) and iDoc Virtual Telehealth Solutions, Inc., a Texas corporation (“iDoc”, and together with DHAC and VSee, each a “Company” and collectively, the “Companies”) and the Holder.

The Holder beneficially owns and holds (i) a promissory note of DHAC in the principal amount (including the original issue discount of $88,889) of $888,889 (the “DHAC Note”); (ii) a promissory note of VSee in the principal amount (including the original issue discount of $66,667) of $666,667 (the “VSee Note”); and (iii) a promissory note of iDoc in the principal amount (including the original issue discount of $66,667) of $666,667 (the “iDoc Note”, together with the DHAC Note and the VSee Note, collectively, the “Original Notes”) which are currently due and owing, and have an aggregate current value of $3,723,744, including interest.

The Holder has agreed to purchase from VSee and iDoc, their respective shares of common stock, in exchange of the principal amount (excluding the original issue discount of $66,667) of $600,000 of the VSee Note and the principal amount (excluding the original issue discount of $66,667) of $600,000 of the iDoc Note, effective immediately prior to the consummation of the Business Combination. As of March 31, 2024 and December 31, 2023, the Company has $600,000 recorded as a contingent liability on the condensed consolidated balance sheets.

The Holder, severally and not jointly, desire to, upon consummation of the Business Combination, exchange all amounts currently due and owing (the “Original Notes Amount”) under (i) the DHAC Note, (ii) the VSee Note other than the principal amount of $600,000 thereof, and (iii) the iDoc Note other than the principal amount of $600,000 thereof (the “Exchange”) for senior secured convertible promissory notes with an aggregate principle value of $2,523,744 (such notes, the “Notes” or the “Securities”), in the form of the Exchange Note was assumed by DHAC.

As a result of the Exchange Agreement, DHAC assumed The Company’s default interest of $383,789. The carrying balance of the Bridge note and the bifurcated derivative was offset by the principal amount of $600,000, resulting in a gain on forgiveness of debt of $107,862 during the year ended December 31, 2023.

As of March 31, 2024 and December 31, 2023, the Bridge note net of unamortized debt discount was $0. No amortized debt discount and interest were recognized during the three months ended March 31, 2024. The Company recognized $16,484 of amortized debt discount and $16,484 in accrued interest for a total Bridge note interest expense of $32,968 for the three months ended March 31, 2023. The Company had $0 in accrued interest as of March 31, 2024 and December 31, 2023.

On January 12, 2023, the Company received a 10.00% original issue discount promissory note from an accredited investor with a principal balance of $220,000. Notes payable issued with a face value higher than the proceeds it receives is recognized as a debt discount and is amortized as interest expense over the life of the underlying note payable. The promissory note matured on July 15, 2023. On November 21, 2023, the Company entered into various securities purchase agreements (the “Conversion SPAs”) to convert the promissory note into Series A Preferred Stock at the Closing of the Business Combination. Interest is accrued monthly at the annual fixed rate of 12.00%, with principal and interest due upon maturity. As of March 31, 2024 and December 31, 2023, the promissory note net of unamortized debt discount was $220,000. No amortized debt discount and interest were recognized on the loan during the three months ended March 31, 2024. The Company recognized $8,136 of amortized debt discount and $5,280 in accrued interest for a total Bridge note interest expense of $13,416 for the three months ended March 31, 2023. As of March 31, 2024 and December 31, 2023, the Company had $12,980 in accrued interest, which is included within accounts payable and accrued liabilities on the condensed consolidated balance sheets.

Note 10	Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the condensed consolidated balance sheet date up to the date that the unaudited condensed consolidated financial statements were issued. Based upon this review, except as disclosed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.

On April 17, 2024, the Company, DHAC and iDoc entered into a letter agreement with the Bridge Investor which amended the date with respect to the termination or closing of the business combination referenced in the Additional Bridge Notes from March 31, 2024 to June 30, 2024.

On April 17, 2024, the parties to the Third Amended and Restated Business Combination Agreement executed a Second Amendment to the Third Amended and Restated Business Combination Agreement to extend the termination date therein to June 30, 2024.

On April 17, 2024, the parties to the Extension Financing documents executed a letter agreement, which extended the maturity date of the Extension Note to June 30, 2024 On May 1, 2024, the term of DHAC was extended from May 8, 2024 to August 8, 2024.

On June 7, 2024, the DHAC board agreed to the Third Amended and Restated Business Combination agreement to close the business combination transaction on or before June 30, 2024.